Smith Barney Futures Management LLC
                         388 Greenwich Street, 7th Floor
                          New York, New York 10013-2396

June 11, 2001



Willowbridge Associates Inc.
101 Morgan Lane - Suite 180
Plainsboro, N.J. 08536

Attention:  Ms. Bonnie Huff / Ms. Janet Boyer

     Re: Management Agreement Renewals

Dear Ms. Huff and Ms. Boyer:

     We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the "Management Agreements"). We are extending the term of the Management Agreements through June 30, 2002 and all other provisions of the Management Agreements will remain unchanged.

o        Smith Barney Principal Plus Futures Fund L.P. II
o        Smith Barney Diversified Futures Fund L.P.
o        Smith Barney Diversified Futures Fund L.P. II
o        Salomon Smith Barney Orion Futures Fund L.P.

     Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-723-8985. If you have any questions I can be reached at 212-723-5435.

Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT LLC


By:       /s/    Daniel R. McAuliffe, Jr.
         -----------------------------------
         Daniel R. McAuliffe, Jr.
         Chief Financial Officer & Director

AGREED AND ACCEPTED

WILLOWBRIDGE ASSOCIATES INC.

By:        /s/ Ms. Bonnie Huff
         ------------------------------------

Print Name:    Ms. Bonnie Huff
             --------------------------------
                Chief Financial Officer

DRMcA/sr